UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 25, 2015

HomeStreet, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

HomeStreet, Inc. (the “Company”) previously announced the resignation of its former principal accounting officer, Cory Stewart, effective June 19, 2015, and subsequently announced the appointment of a new Chief Financial Officer, Melba Bartels, effective August 3, 2015. On June 25, 2015, the Board of Directors of the Company appointed Mark Mason, age 55, as an interim Acting Chief Financial Officer for the period between Mr. Stewart’s resignation on June 19, 2015 and Ms. Bartel’s appointment on August 3, 2015. Mr. Mason has served as the President and Chief Executive Officer of HomeStreet, Inc. since January 2010 and as the Chairman of the Board since March 2015, and will continue in those roles. Mr. Mason also served as interim Chief Financial Officer of the Company from March 31, 2012 to October 15, 2012.
Mr. Mason will not receive any additional compensation for assuming the role of Acting Chief Financial Officer during this period, and no change to Mr. Mason’s severance arrangements were made in connection with this appointment.
There are no family relationships between Mr. Mason and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2015.

HomeStreet, Inc.
By: /s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary